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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992

This filing consists of a joint communication by Ameritrade Holding Corporation and TD Waterhouse Group, Inc. to associates of Ameritrade and TD Waterhouse on August 16, 2005.

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

TD Ameritrade Integration Planning Update
Issue No. 1
August 16, 2005
Questions about the planned integration and transition to TD Ameritrade?
Here’s your source for answers.
We’re pleased to kick off a series of updates designed to be a central source for news and progress related to Ameritrade’s proposed acquisition of TD Waterhouse1, including the various phases of integration planning. Keep in mind this is a joint communication, providing associates from both firms with information about the planned integration. These updates will complement ongoing, regular communications at both firms and will be distributed every couple of weeks of as needed.
Let the integration planning begin!
Last week, Ameritrade, TD Waterhouse and TD Bank took an important first step by launching discussions regarding how the two firms will approach integration. Business leaders met with their counterparts to begin to outline plans and begin developing timelines. At this point, talks are very preliminary, as the two firms are restricted from discussing some topics; however, the meeting established the process and procedures for moving forward.
Over the next month, representatives from both firms will be working together to validate initial hypotheses that have been created for various business areas. For example, the marketing representatives from Ameritrade and TD Waterhouse met to discuss future branding for TD Ameritrade.
Ameritrade CFO Randy MacDonald will lead the integration planning process, working closely with Fred Tomczyk, Vice-Chair Corporate Operations from TD Bank, as well as three key senior leaders from TD Waterhouse — Tim Pinnington, President and CEO, Diane Walker, CAO and Chris Armstrong, EVP Sales and Marketing. Joe Zabik, Ameritrade’s Director of Corporate Strategy, will manage day-to-day coordination and progress reporting. This team plans to work closely with business leaders from both firms to ensure that the execution of the plan coincides with the integration goals and guiding principles (see below).

Integration Goals
➢	Preserve every client relationship

➢	Treat every associate fairly and with respect

➢	Create state-of-the-art, low-cost operations

➢	Exceed revenue opportunities and expense synergies
Integration Principles
➢	Decisions should be prioritized and focused on the client — “client-centric”

➢	There is no “us” and “them”

➢	Take accountability and responsibility seriously

➢	Focus on the solution

➢	Ensure the transparency of decisions and their rationale

➢	Communicate, communicate, communicate

➢	Respect different ideas and other individuals

➢	Celebrate successes taking time to thank people and acknowledge their contributions

➢	Partners will be accountable together and rewarded together

➢	Focus on the Value Proposition — What are we going to deliver?

➢	Weigh risk vs. value

➢	Establish measures for success and targets for each measure

Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

Steps for Closing the Transaction:
1.	File proxy statement with SEC for review while obtaining approval from other regulatory agencies (approval process is concurrent with the proxy preparation);

2.	Mail the proxy statement, which will give Ameritrade shareholders the information they need to vote on the deal;

3.	Hold a special meeting for Ameritrade shareholders to vote on the transaction and associated actions; and

4.	Complete all remaining legal steps to close the deal once Ameritrade shareholders approve and the necessary regulatory approvals are obtained.

What’s happening with Ameritrade’s proxy?
The preliminary proxy statement is being drafted, and we will let you know when it’s filed. The process with the SEC can be complex and take time, so we are unable to provide a date for finalizing the proxy statement. We will also be working on requests for approvals from other regulatory bodies. Once the proxy statement is finalized, it will be sent to Ameritrade shareholders four to five weeks before the shareholder meeting. Since we don’t know how long the proxy statement process will take, or the time it will take to obtain the necessary approvals, it’s difficult to predict when the closing will occur. However, our expectation remains that the closing will occur by early calendar year 2006.
Looking ahead.
Ameritrade and TD Waterhouse are two highly complementary organizations with an excellent future, but combining two distinct cultures comes with its share of hurdles. Apprehension will be a given, but the management teams of both firms are committed to easing as much of this anxiety as possible.
As we move further along, interaction between Ameritrade and TD Waterhouse will continue to grow as you begin to work more closely with your counterparts. Remember, this integration won’t work without the support and hard work of teams from both firms. We absolutely encourage and expect open and honest communication as we work to accomplish our goals. However, for the time being, communication between the two firms should remain between senior business leaders. If you’re unsure who to contact, please consult your immediate manager.
So what can you expect in terms of communication going forward? As we stated in the Associate Commitment Letter on June 27th, once decisions are made, it’s our highest priority to ensure that this information is first communicated to those affected on the team level, and then more broadly at a firm-wide level. As much as possible, information will be communicated simultaneously to both firms in joint communications, such as this TD Ameritrade Integration Planning Update. Also, both Ameritrade and TD Waterhouse have dedicated information centers on their Intranets, where we will continue to post regular updates as it relates to the integration planning.
This is a major initiative, one which will define the future success of TD Ameritrade, so don’t forget to celebrate your team or department’s individual achievements.
Remember, as announced on June 22, we expect to realize $578 million in annualized gross synergies (including $378 million in expense synergies), so it’s never too early to start thinking about potential cost savings. This integration will be closely watched, so we not only must deliver on these goals, we must exceed them wherever possible. For Ameritrade associates, keep
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

an eye for more information regarding Voice of the Associate, a new suggestion program for submitting ideas related to cost-saving, efficiency and revenue generation that improves upon our old program.
As always, stay tuned.
It’s important that you stay informed, and we appreciate you taking the time to read this update. In addition to future TD Ameritrade Integration Updates, each firm will continue communicating pertinent information via normal channels, such as global e-mails, executive messages, Athena and TDWnet updates, assemblies and Town Halls, etc. Both TD Waterhouse and Ameritrade associates can submit questions related to the integration to their respective Zoomerang surveys. Your feedback is valuable, and we’ll be using it to determine the topics we discuss in future communications.
1 Refers to TD Bank Financial Group’s U.S. brokerage business, TD Waterhouse U.S.A.
Safe Harbor
This document contains forward-looking statements that involve risks and uncertainties. For example, statements related to expected synergies of the TD Ameritrade transaction; execution of integration plans, including composition of the integration planning teams, establishment of integration goals and principles and future integration planning meetings; communication of integration planning and other transaction related information to Ameritrade and TD Waterhouse associates; filing and mailing of the Ameritrade proxy statement; requesting approval from other regulatory bodies; and timing of the closing; and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated financial results of TD Ameritrade or the timing of when those results will be realized; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.